Northwestern Mutual Series Fund, Inc.
NSAR Filing
December 31, 2000


Sub Item 77O:  Transactions effected pursuant to Rule 10f-3


OFFERINGS PURCHASED BY MASON STREET FUNDS IN WHICH
R.W. BAIRD WAS IN UNDERWRITING GROUP*


                                        ------NML PARTICIPATION------
    ISSUE/                       OFFER. SELLING      TOTAL &  % OF
    ACCOUNT                      PRICE  CONCESSION   (000)    OFFERING

    OPTICAL COMMUNICATIONS
        SMALL CAP GROWTH         $11.00     $0.46    $   95    0.08%

    RESOURCES CONNECTIONS
        SMALL CAP GROWTH         $12.00     $0.50    $  300    0.38%

    AXCELIS TECHNOLOGIES INC
        GROWTH STOCK             $22.00     $0.80    $1,789    0.05%

    ENTRAVISION COMMUNICATIONS
        SMALL CAP GROWTH         $16.50     $0.62    $  160    0.36%
        AGGRESSIVE GROWTH                             1,426    0.19%

    MAINSPRING
        SMALL CAP GROWTH         $12.00     $0.50    $  103    0.25%

    CO SINE COMMUNICATIONS
        SMALL CAP GROWTH         $23.00     $0.96    $  495    0.22%



*All companies have been in existence for 3 years
NML complied with the 2 day waiting period for each offering post trade date No shares were designated to Baird by NML for all offerings